For Immediate Release

Prologis Reports Second Quarter 2017 Earnings Results

SAN FRANCISCO (July 18, 2017) – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, today reported results for the second quarter of 2017.

Net earnings per diluted share was $0.50 compared with $0.52 for the same period in 2016. Core funds from operations* per diluted share was $0.84 compared with $0.60 for the same period in 2016. The impact from net promote income for the quarter was $0.18 per share.

“Our second quarter results were excellent and reflect record rent increases and higher earnings from our strategic capital business,” said Hamid R. Moghadam, chairman and CEO, Prologis. “Market conditions continue to be healthy. On the margin, we are now even more positive as we see increased activity from our customers and a greater willingness to compete and pay for quality locations. Market rent growth surprised us to the upside, and the mark-to-market of our portfolio increased to 13 percent globally, which positions us for strong operating performance for the next several years.”

PORTFOLIO LOCATION DRIVES OUTPERFORMANCE

Owned & Managed	2Q17	2Q16	Notes
Period End Occupancy	96.2%	96.1%	The U.S. increased 70 bps year-over-year
Leases Signed	47MSF	49MSF

Prologis Share	2Q17	2Q16	Notes
Net Effective Rent Change	24.0%	17.8%	Led by the U.S. at 29.0%
Cash Rent Change	11.2%	7.9%
Net Effective Same Store NOI*	4.6%	6.1%	Led by the U.S. at 5.2%
Cash Same Store NOI*	7.2%	5.3%	Led by the U.S. at 8.0%

*This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

GLOBAL INVESTMENT STRATEGY DELIVERS PROFITABLE DEPLOYMENT ACTIVITY

Prologis Share	2Q17
Building Acquisitions	$37M
Weighted avg stabilized cap rate	5.9%
Development Stabilizations	$560M
Estimated weighted avg yield	6.6%
Estimated weighted avg margin	23.1%
Estimated value creation	$130M
Development Starts	$897M
Estimated weighted avg margin	20.8%
Estimated value creation	$187M
% Build-to-suit	34.6%
Total Dispositions and Contributions	$410M
Weighted avg stabilized cap rate (excluding land and other real estate)	6.1%

STRATEGIC CAPITAL BUSINESS FURTHER STREAMLINED

As previously announced, Prologis entered into an agreement to acquire its partner’s interest in its Brazil platform for approximately R$1.2 billion (US$362) million. The transaction is expected to close this year, at which point we will own 100% of the Brazil platform.

Subsequent to quarter-end, Prologis contributed $2.8 billion of the assets formerly owned by the North American Industrial Fund (NAIF) to its Prologis Targeted U.S. Logistics Fund (USLF) at a 5.4 percent stabilized capitalization rate. The NAIF portfolio, primarily developed by Prologis, is highly complementary to USLF. Prologis received cash proceeds of $720 million and additional units, which increased its interest in USLF to 27 percent. USLF raised over $950 million from 14 new and existing investors to facilitate this transaction. With this activity, the company now has 9 co-investment ventures.

FINANCING ACTIVITY HIGHLIGHTS ADVANTAGED ACCESS TO GLOBAL CAPITAL

During the second quarter, the company and its co-investment ventures completed $2.9 billion of financings, principally denominated in sterling and yen. In aggregate, this activity reduced Prologis’ weighted average cost of debt by 10 basis points to 3 percent and extended maturities by 6 months to 5.3 years. The company ended the quarter with 95 percent USD net equity exposure and liquidity of $3.7 billion.

GUIDANCE RANGES INCREASED AND NARROWED FOR 2017

At the midpoint, guidance for net earnings per diluted share increased $1.05 and Core FFO* per diluted share increased $0.05.

“The promote we earned this quarter was above our forecast, driven by rising property values in our USLF portfolio from higher-than-expected rents and slight cap rate compression,” said Thomas S. Olinger, chief financial officer, Prologis. “The combination of this promote income and higher operational performance led us to raise the midpoint of our full-year earnings guidance ranges.”

2017 GUIDANCE

Earnings (per diluted share)PreviousRevised

Net Earnings	$1.70 to $1.80	$2.76 to $2.84

*This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

Core FFO*	$2.72 to $2.78	$2.78 to $2.82

OperationsPreviousRevised

Year-end occupancy	96.0% to 97.0%	96.5% to 97.0%
Net Effective Same Store NOI* – Prologis share	4.50% to 5.25%	4.75% to 5.25%

Other Assumptions (in millions)PreviousRevised

Strategic capital revenue, excl. promote revenue	$210 to $220	$225 to $235
Net promote income	$65 to $75	$90
General & administrative expenses	$215 to $225	$222 to $228

Realized development gains	$250 to $300	$250 to $300

Capital Deployment (in millions)Prologis Share           Owned and Managed

Development stabilizations	$1,600 to $2,000	$1,900 to $2,300
Development starts	$1,800 to $2,100	$2,300 to $2,600
Building acquisitions	$100 to $150	$400 to $600
Building and land dispositions	$1,000 to $1,250	$1,800 to $2,100
Building contributions	$950 to $1,200	$1,100 to $1,400

The earnings guidance described above includes potential future gains (losses) recognized from real estate transactions but excludes any future foreign currency or derivative gains or losses as these items are difficult to predict. In reconciling from net earnings to Core FFO*, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity. The difference between the company's Core FFO* and net earnings guidance for 2017 relates predominantly to these items. Please refer to our second quarter Supplemental Information, which is available on our Investor Relations website at www.ir.prologis.com and on the SEC’s website at www.sec.gov for a definition of Core FFO* and other non-GAAP measures used by Prologis, along with reconciliations of these items to the closest GAAP measure for our results and guidance.

WEBCAST & CONFERENCE CALL INFORMATION
Prologis will host a live webcast and conference call to discuss quarterly results, current market conditions and future outlook. Here are the event details:

▪	Tuesday, July 18, 2017, at 12 p.m. U.S. Eastern Time.
▪	Live webcast at http://ir.prologis.com by clicking Investors>Investor Events and Presentations.
▪	Dial in: +1 800-708-4540 or +1 847-619-6397 and enter Passcode 45189496.

A telephonic replay will be available July 18-25 at +1 888-843-7419 (from the United States and Canada) or +1 630-652-3042 (from all other countries) using conference code 45189496. The webcast replay will be posted when available in the Investor Relations “Events & Presentations” section.

ABOUT PROLOGIS
Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of

*This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

June 30, 2017, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 684 million square feet (64 million square meters) in 19 countries. Prologis leases modern distribution facilities to a diverse base of approximately 5,200 customers across two major categories: business-to-business and retail/online fulfillment.

FORWARD-LOOKING STATEMENTS
The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management’s beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of properties, disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, dispositions and development of properties, (v) maintenance of real estate investment trust status, tax structuring and income tax rates (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings, (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures and funds, (viii) risks of doing business internationally, including currency risks, (ix) environmental uncertainties, including risks of natural disasters, and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading “Risk Factors.” We undertake no duty to update any forward-looking statements appearing in this document.

CONTACTS

Investors: Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com, San Francisco

Media: Jason Golz, Tel: +1 415 733 9439, jgolz@prologis.com, San Francisco

*This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.